HSN, INC. ANNOUNCES CAPITAL RETURN PLAN FOR SHAREHOLDERS

•	Share Repurchase Program for 10 Million Shares

•	Quarterly Cash Dividend of $0.125 Per Share

ST. PETERSBURG, FL – September 28, 2011 – HSN, Inc. (NASDAQ: HSNI) reported that the Board of Directors has approved a plan to return capital to HSNi’s shareholders. Elements of the plan include a share repurchase program for 10 million shares and a regular quarterly cash dividend of $0.125 per share. These are the first share repurchase and cash dividend programs initiated by the company.

“HSNi’s Board of Directors took this action based on our continued confidence in the company’s long-term growth potential, financial outlook and cash flow generation,” said Mindy Grossman, CEO of HSNi. “This program represents a balanced and disciplined approach to return value to shareholders and preserves HSNi’s liquidity and flexibility to reinvest in our business and react opportunistically to value creating alternatives for the company.”

Under the terms of the share repurchase program, HSNi will repurchase its common stock from time to time through privately negotiated or open market transactions, including pursuant to a trading plan in accordance with Rule 10b5-1 and Rule 10b-18 under the Securities Exchange Act of 1934, as amended, or by any combination of such methods. The timing of any repurchases and actual number of shares repurchased will depend on a variety of factors, including the stock price, corporate and regulatory requirements, restrictions under the company’s debt obligations and other market and economic conditions. The repurchase program may be suspended or discontinued by HSNi at any time.

The cash dividend will be funded from current cash and from present and expected future cash flows. The dividend will be paid quarterly with the first payment to occur on November 16, 2011 to HSNi’s record holders as of November 2, 2011.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements relating to the future performance of HSNi, its operating segments and its consolidated subsidiaries that are based on current expectations, forecasts and assumptions. These statements relate to expectations concerning matters that are not historical fact. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and such statements involve inherent risks and uncertainties. Although we believe our expectations are based on reasonable estimates and assumptions, they are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: the continued impact of the current macroeconomic environment on consumer confidence and spending levels; whether national economic stimulus initiatives and measures to improve the economy will be successful in achieving their objectives within the expected timeframes; other changes in political, business and economic conditions, particularly those that affect consumer confidence, consumer spending or e-commerce growth; changes in our relationships with pay television operators, vendors, manufacturers and other third parties; changes in product delivery costs, particularly if we are unable to offset them; our ability to offer new or alternative products and services in a cost effective manner and consumer acceptance of these products and services; any technological or regulatory developments that could negatively impact the way we do business, including regulations regarding state and local sales and use taxes; HSNi’s business prospects and strategy, including whether HSNi’s initiatives will be effective; and the loss of any key member of our senior management team. More information about potential factors that could affect HSNi’s business and financial results is included in our filings with the U.S. Securities and Exchange Commission (“SEC”). Other unknown or unpredictable factors that could also adversely affect HSNi’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of HSNi management as of the date of this press release. Such statements speak only to the date such statements are made and HSNi does not undertake to update any forward-looking statements. Historical results should not be considered as an indication of future performance.

About HSN, Inc.

HSN, Inc. (Nasdaq: HSNI) is a $3 billion interactive multi-channel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multi-channel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches approximately 96 million homes (24 hours a day, seven days a week, live 364 days a year). HSN.com is a top 10 trafficked e-commerce site that offers a differentiated e-commerce experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®. Cornerstone comprises leading home and apparel lifestyle brands including Ballard Designs®, Frontgate®, Garnet Hill®, Improvements®, Smith + Noble®, The Territory Ahead® and TravelSmith®. Cornerstone distributes more than 275 million catalogs annually, operates seven separate e-commerce sites and operates 18 retail and outlet stores.

Contacts:
Felise Glantz Kissell (Analysts/Investors)	Brad Bohnert (Media)
727-872-7529	727-872-7515
felise.kissell@hsn.net	brad.bohnert@hsn.net

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